UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 21, 2005
HILLENBRAND INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	1-6651 (Commission File Number)	35-1160484 (IRS Employer Identification No.)

700 State Route 46 East Batesville, Indiana (Address of principal executive offices)	47006-8835 (Zip Code)
Registrant’s telephone number, including area code: (812) 934-7000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. REGULATION FD DISCLOSURE.
     On September 21, 2005, the Company announced its guidance for the 2006 fiscal year along with revised guidance for the 2005 fiscal year. This announcement is more fully described in the press release filed as Exhibit 99.1 to this Current Report on Form 8-K. The contents of such Exhibit are incorporated herein by reference.
Item 8.01. OTHER EVENTS.
     On September 21, 2005, the Company announced that it had signed a definitive agreement to acquire Yorktowne Caskets, Inc., a privately held distributor of caskets and other funeral service items. The purchase price is expected to be approximately $58 million. This announcement is more fully described in the press release filed as Exhibit 99.2 to this Current Report on Form 8-K. The contents of such Exhibit are incorporated herein by reference.
Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
     (c)     Exhibits.
               99.1      Press release dated September 21, 2005 issued by the Company.
               99.2      Press release dated September 21, 2005 issued by the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLENBRAND INDUSTRIES, INC.
DATE: September 23, 2005	By:	/s/ Gregory N. Miller
Gregory N. Miller
Senior Vice President and Chief Financial Officer

DATE: September 23, 2005	By:	/s/ Richard G. Keller
Richard G. Keller
Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press release dated September 21, 2005 issued by the Company.

99.2	Press release dated September 21, 2005 issued by the Company.

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